UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

DELPHI FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11462	13-3427277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE		19899
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code 302-478-5142

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On May 15, 2012, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 21, 2011, among Delphi Financial Group, Inc. (“Delphi”), Tokio Marine Holdings, Inc. (“Tokio Marine”) and TM Investment (Delaware) Inc. (“Merger Sub”), Merger Sub merged with and into Delphi (the “Merger”), with Delphi continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of Tokio Marine.

Also on May 15, 2012, in connection with the consummation of the Merger, and in anticipation of the appointment of PricewaterhouseCoopers LLP (whose member firm, PricewaterhouseCoopers Aarata, is the independent auditor for Tokio Marine), as Delphi’s independent auditor subsequent to the Merger, Ernst & Young LLP (“E&Y”) resigned as Delphi’s independent registered public accounting firm.

The reports of E&Y on Delphi’s financial statements as of and for the fiscal years ended December 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle. During Delphi’s fiscal years ended December 31, 2011 and 2010, and the period through May 15, 2012, the date of E&Y’s resignation, (i) there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports on Delphi’s financial statements for such years, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S–K.

Delphi has provided E&Y with a copy of the foregoing disclosure and requested that E&Y furnish to Delphi a letter addressed to the SEC stating whether it agrees with such disclosure. A copy of E&Y’s letter is attached hereto as Exhibit 16.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibits

16.1	Letter addressed to the Securities and Exchange Commission from Ernst & Young LLP, dated May 21, 2012.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC.

/s/ CHAD W. COULTER
Chad W. Coulter
Senior Vice President, General
Counsel and Secretary

Date: May 21, 2012